EXHIBIT 5.2

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022-4802

April 8, 2003

American Towers, Inc.

116 Huntington Avenue

Boston, Massachusetts 02116

Re: American Towers, Inc.

Ladies and Gentlemen:

You have requested us to provide you with our opinion under New York law as to the enforceability of $808,000,000 aggregate principal amount at maturity of 12.25% Senior Subordinated Discount Notes due 2008 (the “Exchange Notes”) of American Towers, Inc. (the “Company”), to be issued under the Indenture, dated as of January 29, 2003 (the “Indenture”), by and among the Company, the Guarantors set forth on Schedule I hereto (the “Guarantors”) and The Bank of New York, as trustee (the “Trustee”), as well as the Guarantees (the “Exchange Guarantees”) to be issued in favor of the holders of the Exchange Notes and the Trustee by the Guarantors. We understand that Palmer & Dodge LLP has acted as special U.S. counsel to the Company in connection with the filing of a Registration Statement on Form S-4 (such registration statement, together with each document incorporated by reference therein, the “Registration Statement”) under the Securities Act of 1933, as amended, and the proposed issuance of the Exchange Notes and the Exchange Guarantees in connection with the exchange offer set forth in the Registration Statement, pursuant to which the Exchange Notes will be issued for a like principal amount at maturity of the Company’s outstanding 12.25% Senior Subordinated Discount Notes due 2008 (the “Outstanding Notes”).

We are familiar with the proceedings taken by the Company and the Guarantors in connection with the authorization and issuance of the Exchange Notes and the Exchange Guarantees, respectively. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. You have advised us that you have separately received opinions from (i) Palmer & Dodge LLP, (ii) Holme Roberts & Owen LLP, (iii) Kean, Miller, Hawthorne, D’Armond, McCowan & Jarman L.L.P., (iv) Watkins Ludlam Winter & Stennis, P.A., (v) Keleher & McLeod, PA and (vi) Helms, Mulliss and Wicker, PLLC, to the effect that the Exchange Notes and the Exchange Guarantees have been duly authorized by, and will be valid and binding obligations of, the Company and each of the Guarantors, respectively, under the applicable laws of each such entity’s jurisdiction of incorporation or organization, as the case may be. We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    Assuming that the Exchange Notes have been duly authorized by the Company, when the Exchange Notes are executed, authenticated and executed and delivered by or on behalf of the Company against the due tender and delivery to the Trustee of the Outstanding Notes in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of the Exchange Notes, the Exchange Notes will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.    Assuming that the Exchange Guarantees have been duly authorized by the Guarantors, when the Exchange Guarantees are executed in accordance with the terms of the Indenture and upon due execution, authentication and delivery of the Exchange Notes against the due tender and delivery to the Trustee of the Outstanding Notes in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of the Exchange Notes, the Exchange Guarantees will be the legally valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms.

The opinions rendered in paragraphs 1 and 2 above relating to the enforceability of the Exchange Notes and the Exchange Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

In addition, we express no opinion with respect to whether acceleration of the Exchange Notes may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

We have not been requested to express, and with your knowledge and consent, do not render any opinion as to the applicability of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations to the obligations of the Company under the Indenture and the Exchange Notes or the Guarantors under the Indenture of the Exchange Guarantees.

To the extent that the obligations of the Company and the Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

This letter is furnished only to you and is solely for your benefit in connection with the transactions covered hereby. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose without our prior written consent, which may be granted or withheld in our sole discretion, and except that Palmer & Dodge LLP may rely hereon in rendering its opinion to you in connection with the Registration Statement.

We consent to filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters” in the prospectus contained therein.

Very truly yours,

/s/    LATHAM & WATKINS LLP

Schedule I

AMERICAN TOWER CORPORATION
ATC GP, INC.
AMERICAN TOWER DELAWARE CORPORATION
AMERICAN TOWER MANAGEMENT, INC.
ATC LP, INC.
ATC INTERNATIONAL HOLDING CORP.
NEW LOMA COMMUNICATIONS, INC.
TOWERSITES MONITORING, INC.
KLINE IRON & STEEL CO., INC.
CAROLINA TOWERS, INC.
ATC TOWER SERVICES, INC.
UNISITE, INC.
ATC SOUTH AMERICA HOLDING CORP.
AMERICAN TOWER INTERNATIONAL, INC.
AMERICAN TOWER LLC
TOWERS OF AMERICA, LLLP
AMERICAN TOWER PA LLC
ATC MIDWEST, LLC
TELECOM TOWERS, L.L.C.
ATC SOUTH, LLC
ATS/PCS, LLC
MHB TOWER RENTALS OF AMERICA, LLC
AMERICAN TOWER, L.P.
SHREVEPORT TOWER COMPANY
AMERICAN TOWER TRUST #1
AMERICAN TOWER TRUST #2

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